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                                                                    EXHIBIT 99.7

                  [Letterhead of Merrill Lynch International]

                                          October 30, 2000

Canal Plus S.A.
85/89 Quai Andre Citroen
75711 Paris Cedex 15
FRANCE

To Whom It May Concern:

     We hereby consent to the use of our opinion dated as of June 19, 2000 and our supplemental letter dated as of October 20, 2000 to the Board of Directors of Canal Plus S.A. (the "Company") included as Appendix L to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form F-4 relating to the proposed combination of the businesses of the Company, Vivendi S.A. and The Seagram Company Ltd., and to the reference to such opinion and supplemental letter in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH INTERNATIONAL

                                          /s/ FRANCOIS CHENARD
                                          --------------------------------------
                                          Francois Chenard
                                          Managing Director